UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

The Procter & Gamble Company

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State of incorporation or organization)

31-0411980

(I.R.S. Employer Identification No.)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
4.125% EUR notes due December 2020	New York Stock Exchange
4.875% EUR notes due May 2027	New York Stock Exchange
6.250% GBP notes due January 2030	New York Stock Exchange
5.250% GBP notes due January 2033	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

SUMMARY

The Procter & Gamble Company (“we”, “us”, “our” or the “Company”) is registering its 4.125% EUR notes due December 2020 (“2020 Notes”), 4.875% EUR notes due May 2027 (“2027 Notes” and, together with the 2020 Notes, the “EUR Notes”), 6.250% GBP notes due January 2030 (the “2030 Notes”) and 5.250% GBP notes due January 2033 (the “2033 Notes” and together with the 2030 Notes, the “GBP Notes”). The GBP Notes and EUR Notes are referred to herein as the “Registered Notes.” The 2020 Notes (SEDOL: B0SC8Y7; ISIN: XS0237323943) and the 2027 Notes (SEDOL: B1X13B8; ISIN: XS0300113254) presently trade on the Irish Stock Exchange (“ISE”). The 2030 Notes (ISIN: XS0106655235) and 2033 Notes (ISIN: XS0158603083) presently trade on the Luxembourg Stock Exchange (“LuxSE”). The Registered Notes have all been approved for listing on the New York Stock Exchange (“NYSE”).

Each of the 2020 Notes, 2030 Notes and 2033 Notes were issued under and are governed by the terms of an agency agreement. The fiscal agent and paying agent for each such series of Registered Notes governed by an agency agreement act solely as agents of the Company and do not generally assume any obligation to or relationship of agency or trust for or with noteholders. The Company has agreed to certain covenants under the agency agreements governing such Registered Notes. Failure to comply with those covenants may give rise to an event of default under the applicable series of Registered Notes. However, fiscal agents have no duty to monitor compliance with the applicable covenants, and do not generally have any duty or responsibility in case of any default by the Company in performance of its obligations under such Registered Notes, including any duty or responsibility to accelerate all or any of such Registered Notes or to initiate or to attempt to initiate any proceedings or otherwise to make any demand for payment upon the Company. The 2027 Notes were issued under and are governed by the terms of an indenture, dated as of September 28, 1992, between the Company and The Bank of New York Trust Company, N.A. (as successor-in-interest to J.P. Morgan Trust Company, National Association).

2020 NOTES

Definitions of terms defined in this “2020 Notes” section of this registration statement will not apply to sections in which the other series of Registered Notes are described. The following statements are summaries of, and are qualified in their entirety by, the detailed provisions of the fiscal agency agreement and form of global note representing the 2020 Notes, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively.

General

The 2020 Notes were issued under a fiscal agency agreement (the “Fiscal Agency Agreement”), dated as of December 7, 2005, between the Company and JPMorgan Chase Bank, N.A., London Branch, as fiscal agent and principal paying agent and certain paying agents. The Bank of New York Mellon Trust Company N.A., as successor-in-interest to JPMorgan Chase Bank, N.A., London Branch, currently serves as fiscal agent (the “Fiscal Agent”). The Bank of New York Mellon (London Branch), as successor-in-interest to JPMorgan Chase Bank, N.A., London Branch, currently serves as principal paying agent. The Company initially issued €600 million aggregate principal amount of 2020 Notes, all of which remain outstanding.

The 2020 Notes bear interest at the rate of 4.125% per annum payable annually in arrears on December 7 (an “Interest Payment Date”) of each year. If any Interest Payment Date would otherwise be a day which is not a Business Day (as defined below), the Interest Payment Date will be postponed to the next day which is a Business Day and no additional interest will be payable on account of such delayed payment. “Business Day” means any day, other than a Saturday or Sunday, on which banks in New York City and the relevant place of payment are open for business.

The first interest period began on December 7, 2005, and the most recent began on December 7, 2017.

The 2020 Notes are general, direct, unsecured and unsubordinated obligations of the Company, ranking equally among themselves and equally with all other present and future unsecured and unsubordinated indebtedness of the Company. Neither the Fiscal Agency Agreement nor the 2020 Notes limits other indebtedness or securities which may be incurred or issued by the Company or its subsidiaries and contain no financial or similar restrictions on the Company or its subsidiaries except as described below under “Certain Covenants of the Company.”

The 2020 Notes were issued in Euros. 2020 Notes issued in definitive form will be issued, if at all, in minimum denominations of €50,000 and integral multiples of €1,000 in excess thereof, with interest coupons (the “coupons”) attached.

Redemption

The 2020 Notes may be redeemed, in whole but not in part, prior to maturity as set out below. Unless previously redeemed or repurchased and cancelled, the 2020 Notes will be payable at par including Additional Amounts, as described below, if any, on December 7, 2020 or such earlier date on which the same will be due and payable in accordance with the terms and conditions of the 2020 Notes; provided that if the maturity date of the 2020 Notes is not a Business Day, the 2020 Notes will be payable on the next succeeding Business Day (and no interest will accrue for the period from December 7, 2020).

Redemption for Tax Reasons

The 2020 Notes also may be redeemed at the option of the Company, in whole but not in part, at a redemption price equal to 100% of the principal amount of the 2020 Notes to be redeemed, together with interest accrued and unpaid to the date fixed for redemption, at any time, on giving not less than 30 nor more than 60 days’ notice in accordance with “Notices” below (which notice will be irrevocable), if (a) the Company has or will become obligated to pay Additional Amounts as a result of any change in or amendment to the laws, regulations or rulings of the United States or any political subdivision or any taxing authority thereof or therein affecting taxation, or any change in or amendment to an official application, interpretation, administration or enforcement of such laws, regulations or rulings (including a holding by a court of competent jurisdiction in the United States) or (b) any action will have been taken by any taxing authority, or any action has been brought in a court of competent jurisdiction, in the United States or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (a) above (whether or not such action was taken or brought with respect to the Company) or any change, clarification, amendment, application or interpretation of such laws, regulations or rulings will be officially proposed, which results in a substantial likelihood that the Company will be required to pay Additional Amounts on the next Interest Payment Date relating to such 2020 Notes; provided, however, that no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Company would be, in the case of a redemption for the reasons specified in (a) above, or there would be a substantial likelihood that the Company would be, in the case of a redemption for the reasons specified in (b) above, obligated to pay such Additional Amounts if a payment in respect of such 2020 Notes were then due.

Special Tax Redemption

In addition, if the Company determines, based upon a written opinion of independent legal counsel of recognized standing, that any payment made outside the United States by the Company or any paying agent (acting as agent for the Company and not as agent for the beneficial owner of a 2020 Note or coupon) of the full amount of principal or interest due with respect to any 2020 Notes or coupon would, under any present or future laws or regulations of the United States, be subject to any certification, identification, documentation, information or other reporting requirement of any kind, the effect of which is the disclosure to the Company, any paying agent or any governmental authority of the nationality, residence or identity (as distinguished from, for example, status as a United States Alien as defined under “Payment of Additional Amounts”) of a beneficial owner of such 2020 Note or coupon who is a United States Alien (other than such a requirement which (a) would not be applicable to payment made by the Company or any one of its paying agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, (b) can be satisfied by the holder who is not the beneficial owner thereof or the custodian, nominee or other agent certifying that the beneficial owner is a United States Alien, (c) would be applicable only to a payment by a custodian, nominee or other agent of the beneficial owner to the beneficial owner, or (d) would be applicable to a payment to any custodian, nominee, or other agent of the beneficial owner who is a United States person or a U.S. Controlled Person; provided that in each case referred to in clauses (a)(ii) and (b), payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement other than any such requirement which is imposed on a custodian, nominee, or other agent described in clause (d)) the Company at its election will either (x) redeem all of the 2020 Notes, upon not less than 30 nor more than 60 days’ prior notice as described under “Notices” below, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest to the redemption date, or (y) if and so long as the certification, identification, documentation, information or other reporting requirements referred to in this paragraph would be fully satisfied with respect to such 2020 Notes by payment of a United States withholding, backup withholding or similar tax, pay such Additional Amounts as are necessary in order that, following the effective date of such requirements, every net payment made outside the United States by the Company or any paying agent of the principal of and interest on such 2020 Note or a coupon appertaining thereto to a beneficial owner who is a United States Alien (but without any requirement that the nationality, residence or identity (as distinguished from, for example, status as a United States Alien) of the beneficial owner be disclosed to the Company, any paying agent or any United States governmental authority), after deduction or withholding for or on account of such United States withholding, backup withholding or similar tax (other than a withholding, backup withholding or similar tax which would not be applicable in the circumstances referred to in the second parenthetical clause of the first sentence of this paragraph) but before deduction or withholding on account of any tax, duty, assessment or other governmental charge described in (a) through (j) of the first paragraph under “Payment of Additional Amounts”, will not be less than the amount provided in such 2020 Note or the coupon to be then due and payable. The Company will make such determination and election and notify the Fiscal Agent as soon as practicable, and the Fiscal Agent will promptly give notice of such determination in the manner provided under “Notices” below (the “Determination Notice”) stating the effective date of such certification, identification, documentation, information or other reporting requirement, whether the Company will redeem the relevant 2020 Notes or will pay the Additional Amounts specified in this paragraph and (if applicable) the last date by which the redemption of the relevant 2020 Notes must take place. If the Company elects to redeem such 2020 Notes, such redemption will take place on such date, not later than one year after publication of the Determination Notice, as the Company elects by notice in writing to the Fiscal Agent at least 60 days before such date, unless shorter notice is acceptable to the Fiscal Agent. Notwithstanding the foregoing, the Company will not so redeem such 2020 Notes if the Company, based upon a written opinion of independent legal counsel of recognized standing, subsequently determines, not less than 30 days prior to the redemption date, that subsequent payments would not be subject to any such requirement, in which case the Company will notify the Fiscal Agent in writing, and the Fiscal Agent will promptly give notice to the holders of such 2020 Notes of that determination and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in clause (y) above to pay Additional Amounts, (A) the Company may, as long as the Company is obligated to pay such Additional Amounts, redeem all of the 2020 Notes, at any time, upon not less than 30 nor more than 60 days’ prior notice as described under “Notices” below, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest to the redemption date but without deduction for applicable United States withholding taxes with respect to which the Company is obligated to pay Additional Amounts and (B) if the condition specified in clause (y) above is no longer satisfied, the Company will redeem all of the 2020 Notes in accordance with the provisions of this paragraph.

Payment of Additional Amounts

All payments of principal and interest in respect of the 2020 Notes or coupons will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United States or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law. In the event such withholding or deduction is required by law, subject to the limitations set forth below, the Company will pay as additional interest on the 2020 Notes or coupons to the holder or beneficial owner of any 2020 Note or coupon who is a United States Alien such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment by the Company or any paying agent of principal of or interest on the 2020 Notes or coupons (including upon redemption), after deduction or withholding for or on account of any present or future tax, duty, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such 2020 Note or coupon to be then due and payable before any such tax, duty, assessment or other governmental charge; provided, however, that the foregoing obligation to pay Additional Amounts will not apply to:

(a) any tax, duty, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member, shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein, (ii) the failure of such holder or beneficial owner to comply with any requirement under United States income tax laws and regulations to establish entitlement to a partial or complete exemption from such tax, duty, assessment or other governmental charge (other than any such exemption which is conditioned upon the disclosure to the Company, any paying agent or any governmental authority of the nationality, residence or identity of the beneficial owner of the 2020 Note or coupon), or (iii) such holder or beneficial owner being or having been with respect to the United States a personal holding company, a foreign personal holding company, a controlled foreign corporation, a passive foreign investment company, a foreign private foundation, a foreign tax exempt organization or a corporation which accumulates earnings to avoid United States federal income tax;

(b) any tax, duty, assessment or other governmental charge imposed by reason of the holder or beneficial owner (i) owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company, (ii) being a bank receiving interest described in section 881(c)(3)(A) of the United States Internal Revenue Code of 1986, as amended or (iii) being a controlled foreign corporation with respect to the United States that is related to the Company by stock ownership;

(c) any tax, duty, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder or beneficial owner of such 2020 Note or coupon for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice is given to holders, whichever occurs later, except to the extent that the holder or beneficial owner would have been entitled to such Additional Amounts on presenting such 2020 Note or coupon on any date during such 10-day period;

(d) any estate, inheritance, gift, sales, transfer, personal property, wealth, interest equalization or any similar tax, assessment or governmental charge;

(e) any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of or interest on such 2020 Note or coupon;

(f) any tax, duty, assessment or other governmental charge which is payable by a holder that is not the beneficial owner of the 2020 Note or the coupon, or a portion of either, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an Additional Amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(g) any tax, duty, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any 2020 Note or coupon, if such payment can be made without such withholding by any other paying agent;

(h) any tax, duty, assessment or other governmental charge required to be withheld or deducted where such withholding or deduction is imposed on a payment to an individual pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such European Council Directive;

(i) any tax, duty, assessment or other governmental charge that would not have been imposed in respect of any 2020 Note or coupon if such 2020 Note or coupon had been presented to another paying agent in a Member State of the European Union; or

(j) any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and (i).

For purposes of the foregoing, the holding of or the receipt of any payment with respect to a 2020 Note or a coupon will not constitute a connection between the holder or beneficial owner (or between a fiduciary, settler, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States.

Any reference herein to principal or interest will be deemed to refer to Additional Amounts which may be payable under the provisions of this section.

Except as specifically provided in the 2020 Notes, the Company will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

“United States Alien” means a person that is not a “United States person” for United States federal income tax purposes. “United States person” for such purposes means a citizen of the United States, a resident of the United States for such purposes, a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof (other than any partnership treated as foreign under regulations that may be promulgated), an estate that is subject to United States federal income taxation without regard to the source of its income, or a trust that is subject to the primary supervision of a court within the United States and the control of a United States person or that has a valid election in effect under applicable regulations to be treated as a “United States person.”

Certain Covenants of the Company

Restrictions on Secured Debt

If the Company or any Domestic Subsidiary will incur, assume or guarantee any Debt secured by a Mortgage of any Principal Domestic Manufacturing Property or on any shares of stock or debt of any Domestic Subsidiary, the Company will secure, or cause such Domestic Subsidiary to secure, the 2020 Notes then outstanding equally and ratably with (or prior to) such Debt, unless after giving effect thereto the aggregate amount of all such Debt so secured, together with all Attributable Debt of the Company and its Domestic Subsidiaries in respect of sale and leaseback transactions involving Principal Domestic Manufacturing Properties, would not exceed 5% of the Consolidated Net Tangible Assets of the Company and its consolidated subsidiaries. The restriction will not apply to, and there will be excluded in computing secured Debt for the purpose of such restriction, Debt secured by (a) Mortgages on property of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Domestic Subsidiary, (b) Mortgages in favor of the Company or a Domestic Subsidiary, (c) Mortgages in favor of U.S. governmental bodies to secure progress or advance payments, (d) Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation), purchase money Mortgages and construction cost Mortgages and (e) any extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (a) through (d), inclusive. The Fiscal Agency Agreement does not restrict the occurrence of unsecured debt by the Company or its subsidiaries.

Restrictions on Sales and Leasebacks

Neither the Company nor any Domestic Subsidiary may enter into any sale and leaseback transaction involving any Principal Domestic Manufacturing Property, the completion of construction and commencement of full operation of which has occurred more than 120 days prior thereto, unless (a) the Company or such Domestic Subsidiary could incur a lien on such property under the restrictions described above under “Restrictions on Secured Debt” in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the 2020 Notes then outstanding or (b) the Company, within 120 days, applies to the retirement of its Funded Debt an amount not less than the greater of (i) the net proceeds of the sale of the Principal Domestic Manufacturing Property leased pursuant to such arrangement or (ii) the fair value of the Principal Domestic Manufacturing Property so leased (subject to credits for certain voluntary retirements of Funded Debt). This restriction will not apply to any sale and leaseback transaction (a) between the Company and a Domestic Subsidiary or between Domestic Subsidiaries or (b) involving the taking back of a lease for a period of less than three years.

Certain Definitions

The term “Attributable Debt’’ means the total net amount of rent (discounted at 10% per annum compounded annually) required to be paid during the remaining term of any lease.

The term “Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any amount thereof constituting Funded Debt by reason of being renewable or extendible) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

The term “Debt’’ means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

The term “Domestic Subsidiary’’ means a subsidiary of the Company except a subsidiary which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States or which is engaged primarily in financing the operations of the Company and its subsidiaries outside the United States.

The term “Funded Debt’’ means Debt having a maturity of, or by its terms extendible or renewable at the option of the borrower for, a period of more than 12 months after the date of determination of the amount thereof.

The term “Mortgage” means pledges, mortgages and other liens.

The term “Principal Domestic Manufacturing Property’’ means any facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for manufacturing or processing, located in the United States, owned or leased by the Company or a subsidiary of the Company and having a gross book value in excess of 3/4 of 1% of Consolidated Net Tangible Assets, other than any such facility or portion thereof (i) which is a pollution control or other facility financed by obligations issued by a State or local governmental unit pursuant to Section 103(b)(4)(E), 103(b)(4)(F) or 103(b)(6) of the Internal Revenue Code of 1954, or any successor provision thereof, or (ii) which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its subsidiaries as an entirety.

The term “subsidiary of the Company’’ means a corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company and/or one or more subsidiaries of the Company.

The term “U.S. Controlled Person” means a controlled foreign corporation for U.S. federal income tax purposes, a foreign person 50% or more of whose gross income from certain specified periods is effectively connected with its conduct of a United States trade or business, or a foreign partnership if, at any time during the taxable year, at least 50% of the capital or income interest in the partnership is owned by United States persons, or the partnership is engaged in a U.S. trade or business.

Meeting of Holders and Waivers of Covenants

The Fiscal Agency Agreement provides that the Company may, upon the notice specified in the Fiscal Agency Agreement, call a meeting of holders of the 2020 Notes for the purpose of obtaining a waiver of any covenant or condition set forth above under “Certain Covenants of the Company’’ as it relates to such 2020 Notes or to modify or amend the Fiscal Agency Agreement as it relates to such 2020 Notes or to modify or amend such 2020 Notes themselves. Persons entitled to vote a majority in principal amount of the 2020 Notes outstanding will constitute a quorum at a meeting of holders of such 2020 Notes except as hereinafter provided. In the absence of a quorum, a meeting called by the Company will be adjourned for a period of not less than 10 days, and in the absence of a quorum at any such adjourned meeting, the meeting will be further adjourned for another period of not less than 10 days, at which further adjourned meeting persons entitled to vote 25% of the principal amount of the 2020 Notes at the time outstanding will constitute a quorum at the meeting of holders of such 2020 Notes. Any action which may be taken by the meeting of holders of the 2020 Notes requires a favorable vote of the holders of the lesser of (i) a majority in principal amount of the outstanding 2020 Notes and (ii) 75% in principal amount of the 2020 Notes represented and voting at the meeting; provided that without the consent of the holder of each 2020 Note affected thereby, no modification, amendment or waiver of the Fiscal Agency Agreement or such 2020 Notes may (a) waive a default in the payment of the principal of or interest on any such 2020 Note, or change the stated maturity of the principal of or any installment of interest on any such 2020 Note; (b) reduce the principal amount of or the rate of interest on any such 2020 Note or change the obligation of the Company to pay Additional Amounts with respect to such 2020 Note; (c) change the currency of payment of principal of or interest on any such 2020 Note (including any Additional Amount in respect thereof); (d) impair the right to institute suit for the enforcement of any such payment on or with respect to any such 2020 Note; (e) reduce the percentage of the aggregate amount of 2020 Notes outstanding necessary to modify or amend the Fiscal Agency Agreement as it relates to such 2020 Notes or to modify or amend such 2020 Notes or reduce the percentage of votes required for the adoption of any action at a meeting of holders of such 2020 Notes; or (f) modify the obligation of the Company to maintain an office or agency outside the United States and its possessions for the purposes specified in the Fiscal Agency Agreement as it relates to such 2020 Notes.

Events of Default

The 2020 Notes define an Event of Default with respect to such 2020 Notes as being any one of the following events: (a) failure to pay principal of any such 2020 Note when due; (b) failure to pay any interest on any such 2020 Note or any Additional Amount in respect of any such 2020 Note when due, continued for 30 days; (c) failure to perform any other covenant of the Company in the Fiscal Agency Agreement as it relates to such 2020 Notes, continued for 90 days after written notice as provided in the Fiscal Agency Agreement; and (d) certain events in bankruptcy, insolvency or reorganization.

If an Event of Default (other than an Event of Default specified in clause (c) of the preceding paragraph) with respect to any 2020 Note will occur and be continuing, then a holder of such 2020 Note may declare the principal amount of such 2020 Note and interest thereon to be immediately due and payable. If an Event of Default with respect to any 2020 Note will occur and be continuing, the Holders of at least 25% in principal amount of the outstanding 2020 Notes may declare the principal amount of all the 2020 Notes and interest thereon to be due and payable immediately. At any time after a declaration of acceleration with respect to the 2020 Notes has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in principal amount of such outstanding 2020 Notes may, under certain circumstances, rescind and annul such acceleration. For information as to waiver of defaults, see “Meetings of Holders and Waivers of Covenants.”

Consolidation, Merger and Sale of Assets

The Company, without the consent of any Holders of 2020 Notes, may consolidate or merge with or into, or transfer or lease its assets as an entirety to, any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof (a “Person”), provided that (i) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or which acquires or leases the assets of the Company substantially as an entirety is organized and existing under the law of any United States jurisdiction and assumes the Company’s obligations on such 2020 Notes and under the Fiscal Agency Agreement with respect to such 2020 Notes, (ii) after giving effect to such transaction, no Event of Default with respect to such 2020 Notes, and no event which, after notice or lapse of time or both, would become an Event of Default with respect to such 2020 Notes, will have happened and be continuing, and (iii) certain other conditions are met.

Governing Law

The Fiscal Agency Agreement and the 2020 Notes are governed by and will be construed in accordance with the laws of the State of New York.

Notices

All notices to the holders of an interest in the 2020 Notes will be given by publication at least once in a newspaper in the English language of general circulation in London (which is expected to be the Financial Times) and, so long as the 2020 Notes are listed on the ISE and the rules of the ISE so require, in a newspaper of general circulation in Ireland (which is expected to be the Irish Times) or, if publication in London or Ireland is not practicable, publication may be made in another principal city in Europe in a newspaper of general circulation. Such notices will be deemed to have been given on the date of such publication, or if published on different dates, on the first date on which publication is made in any publication in which it is required. Couponholders will be deemed for all purposes to have notice of the contents of any notices given to the Noteholders in accordance with this paragraph.

Until such time as any 2020 Notes are issued in definitive form, there may, so long as a global form of 2020 Note is held in its entirety on behalf of a Clearing System (as defined below), be substituted for such publication in London, the delivery of the relevant notice to the Clearing System for communication by them to the persons shown in their records as having interests in such global note credited to them and any such notices will be deemed to have been given on the seventh day after delivery to the Clearing Systems; provided that the foregoing will not relieve the Company of its obligation to publish any notices in a newspaper of general circulation in Ireland so long as the 2020 Notes are listed on the ISE and the rules of the ISE so require such publication.

2027 NOTES

Definitions of terms defined in this “2027 Notes” section of this registration statement will not apply to sections in which the other series of Registered Notes are described. The following statements are summaries of, and are qualified in their entirety by, the detailed provisions of the indenture and form of global note representing the 2027 Notes, copies of which are incorporated by reference or filed herewith as Exhibits 4.3 and 4.5, respectively, together with an agency agreement, filed herewith as Exhibit 4.4.

General

The 2027 Notes were issued on May 11, 2007, as a separate series under the indenture, dated as of September 28, 1992, between us and The Bank of New York Trust Company, N.A. (as successor-interest to J.P. Morgan Trust Company, National Association). The 2027 Notes were issued in an aggregate initial principal amount of €1,000,000,000, all of which remains outstanding.

The 2027 Notes bear interest at the rate of 4.875% per annum payable annually in arrears on May 11. We make interest payments to the person in whose name the 2027 Notes are registered at the close of business 10 business days before the next interest payment date. If the interest payment date is not a Business Day at the relevant place of payment, payment of interest will be made on the next day that is a Business Day at such place of payment. “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law to close in The City of New York and, for any place of payment outside of The City of New York, in such place of payment, and on which the TARGET System is open for settlement of payment in Euros.

The first interest period began on May 11, 2007, and the most recent began on May 11, 2017.

The 2027 Notes mature on May 11, 2027, are our senior debt, ranking equally with all of our other present and future unsecured and unsubordinated indebtedness, will be repaid at par at maturity, are subject to defeasance and covenant defeasance, and are not be subject to any sinking fund. The 2027 Notes were issued in Euros. 2027 Notes issued in definitive form will be issued, if at all, in minimum denominations of €50,000 and integral multiples of €1,000 in excess thereof.

The indenture and the 2027 Notes do not limit the amount of indebtedness which may be incurred or the amount of securities which may be issued by us or our subsidiaries, and contain no financial or similar restrictions on us or our subsidiaries, except as described below under “Restrictive Covenants.”

Additional Amounts

All payments of principal and interest in respect of the 2027 Notes will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United States or any political subdivision or taxing authority of or in the United States (collectively, “Taxes”), unless such withholding or deduction is required by law.

In the event such withholding or deduction of Taxes is required by law, subject to the limitations described below, we will pay to the holder or beneficial owner of any 2027 Note that is not a United States holder such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment by us or any paying agent of principal of or interest on the 2027 Notes (including upon redemption), after deduction or withholding for or on account of such Taxes, will not be less than the amount provided for in such 2027 Note to be then due and payable before deduction or withholding for or on account of such Taxes.

However, our obligation to pay Additional Amounts will not apply to:

(a) any Taxes which would not have been so imposed but for:

(1) the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settler, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in a trade or business in the United States or being or having been present in the United States or having or having had a permanent establishment in the United States;

(2) the failure of such holder or beneficial owner to comply with any requirement under United States tax laws and regulations to establish entitlement to a partial or complete exemption from such Taxes; or

(3) such holder’s or beneficial owner’s present or former status as a personal holding company or a foreign personal holding company with respect to the United States, as a controlled foreign corporation with respect to the United States, as a passive foreign investment company with respect to the United States, as a foreign tax exempt organization with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax;

(b) any Taxes imposed by reason of the holder or beneficial owner:

(1) owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of our stock;

(2) being a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended; or

(3) being a controlled foreign corporation with respect to the United States that is related to us by stock ownership;

(c) any Taxes which would not have been so imposed but for the presentation by the holder or beneficial owner of such 2027 Note for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment of the 2027 Note is duly provided for and notice is given to holders, whichever occurs later, except to the extent that the holder or beneficial owner would have been entitled to such additional amounts on presenting such 2027 Note on any date during such 10-day period;

(d) any estate, inheritance, gift, sales, transfer, personal property, wealth, interest equalization or similar Taxes;

(e) any Taxes which are payable otherwise than by withholding from payment of principal of or interest on such 2027 Note;

(f) any Taxes which are payable by a holder that is not the beneficial owner of the 2027 Note, or a portion of the 2027 Note, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settler with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an additional amount had such beneficial owner, settler, beneficiary or member received directly its beneficial or distributive share of the payment;

(g) any Taxes required to be withheld by any paying agent from any payment of principal of or interest on any 2027 Note, if such payment can be made without such withholding by any other paying agent;

(h) any Taxes required to be withheld or deducted where such withholding or deduction is imposed pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such European Council Directive;

(i) any Taxes that would not have been imposed in respect of any 2027 Note or coupon if such 2027 Note or coupon had been presented to another paying agent in a Member State of the European Union; or

(j) any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and (i).

For purposes of this section, the holding of or the receipt of any payment with respect to a 2027 Note will not constitute a connection (1) between the holder or beneficial owner and the United States or (2) between a fiduciary, settler, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity and the United States.

Any reference in this description to principal or interest will be deemed to refer also to Additional Amounts which may be payable under the provisions of this section.

Except as specifically provided in the 2027 Notes, we will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority of or in the United States.

In addition, we undertake that, to the extent permitted by law, we will maintain a paying agent in a Member State of the European Union (if any) that will not require withholding or deduction of tax pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such European Council Directive.

Tax Redemption

Except as provided below, the 2027 Notes may not be redeemed prior to maturity. Unless previously redeemed or repurchased and canceled, the 2027 Notes will be repayable at par, including Additional Amounts, as described below, if any, on May 11, 2027 or such earlier date on which the same will be due and payable in accordance with the terms and conditions of the 2027 Notes. However, if the maturity date of the 2027 Notes is not a Business Day, the 2027 Notes will be payable on the next succeeding Business Day and no interest will accrue for the period from May 11, 2027 to such payment date.

The 2027 Notes may be redeemed at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount of the 2027 Notes to be redeemed, together with interest accrued and unpaid to the date fixed for redemption, at any time, on giving not less than 30 nor more than 60 days’ notice in accordance with “Notices” below, which notice will be irrevocable, if:

(a) we have or will become obligated to pay Additional Amounts as a result of any change in or amendment to the laws, regulations or rulings of the United States or any political subdivision or any taxing authority of or in the United States affecting taxation, or any change in or amendment to an official application, interpretation, administration or enforcement of such laws, regulations or rulings, or

(b) any action will have been taken by a taxing authority, or any action has been brought in a court of competent jurisdiction, in the United States or any political subdivision or taxing authority of or in the United States, including any of those actions specified in (a) above, whether or not such action was taken or brought with respect to us, or any change, clarification, amendment, application or interpretation of such laws, regulations or rulings will be officially proposed, which results in a substantial likelihood that we will be required to pay Additional Amounts on the next interest payment date.

However, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be, in the case of a redemption for the reasons specified in (a) above, or there would be a substantial likelihood that we would be, in the case of a redemption for the reasons specified in (b) above, obligated to pay such Additional Amounts if a payment in respect of the 2027 Notes were then due.

Restrictive Covenants

Restrictions on Secured Debt

If we or any Domestic Subsidiary will incur, assume or guarantee any Debt secured by a Mortgage on any Principal Domestic Manufacturing Property or on any shares of stock or debt of any Domestic Subsidiary, we will secure, or cause such Domestic Subsidiary to secure, the debt securities then outstanding equally and ratably with (or prior to) such Debt. However, we will not be restricted by this covenant if, after giving effect to the particular Debt so secured the total amount of all Debt so secured, together with all Attributable Debt in respect of sale and leaseback transactions involving Principal Domestic Manufacturing Properties, would not exceed 5% of our and our consolidated subsidiaries’ Consolidated Net Tangible Assets.

In addition, the restriction will not apply to, and there will be excluded in computing secured Debt for the purpose of the restriction, Debt secured by:

(1) Mortgages on property of, or on any shares of stock or debt of, any corporation existing at the time the corporation becomes a Domestic Subsidiary;

(2) Mortgages in favor of us or a Domestic Subsidiary;

(3) Mortgages in favor of U.S. governmental bodies to secure progress or advance payments;

(4) Mortgages on property, shares of stock or debt existing at the time of their acquisition, including acquisition through merger or consolidation, purchase money Mortgages and construction cost Mortgages; and

(5) any extension, renewal or refunding of any Mortgage referred to in the immediately preceding clauses (1) through (4), inclusive.

The indenture does not restrict the incurrence of unsecured debt by us or our subsidiaries.

Restrictions on Sales and Leasebacks

Neither we nor any Domestic Subsidiary may enter into any sale and leaseback transaction involving any Principal Domestic Manufacturing Property, the completion of construction and commencement of full operation of which has occurred more than 120 days prior to the transaction, unless:

•	we or the Domestic Subsidiary could incur a lien on the property under the restrictions described above under “Restrictions on Secured Debt” in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities then outstanding or

•	we, within 120 days, apply to the retirement of our Funded Debt an amount not less than the greater of (1) the net proceeds of the sale of the Principal Domestic Manufacturing Property leased pursuant to such arrangement or (2) the fair value of the Principal Domestic Manufacturing Property so leased, subject to credits for various voluntary retirements of Funded Debt.

This restriction will not apply to any sale and leaseback transaction:

•	between us and a Domestic Subsidiary,

•	between Domestic Subsidiaries or

•	involving the taking back of a lease for a period of less than three years.

Definitions Applicable to Covenants

The term “Attributable Debt” means the total net amount of rent, discounted at 10% per annum compounded annually, required to be paid during the remaining term of any lease.

The term “Consolidated Net Tangible Assets” means the total amount of assets, less applicable reserves and other properly deductible items, after deducting (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as described on our and our consolidated subsidiaries’ most recent balance sheet and computed in accordance with generally accepted accounting principles.

The term “Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

The term “Domestic Subsidiary” means any of our subsidiaries except a subsidiary which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States or which is engaged primarily in financing our and our subsidiaries’ operations outside the United States.

The term “Funded Debt” means Debt having a maturity of, or by its terms extendible or renewable for, a period of more than 12 months after the date of determination of the amount of Debt.

The term “Mortgage” means pledges, mortgages and other liens.

The term “Principal Domestic Manufacturing Property” means any facility (together with the land on which it is erected and fixtures comprising a part of the land) used primarily for manufacturing or processing, located in the United States, owned or leased by us or one of our subsidiaries and having a gross book value in excess of 3/4 of 1% of Consolidated Net Tangible Assets. However, the term “Principal Domestic Manufacturing Property” does not include any facility or portion of a facility (1) which is a pollution control or other facility financed by obligations issued by a state or local governmental unit pursuant to Section 103(b)(4)(E), 103(b)(4)(F) or 103(b)(6) of the Internal Revenue Code of 1954, or any successor provision thereof, or (2) which, in the opinion of our board of directors, is not of material importance to the total business conducted by us and our subsidiaries as an entirety.

Modification and Waiver

The Company and the trustee may make modifications of and amendments to the indenture governing the 2027 Notes if the holders of at least 66 2/3% in principal amount of the outstanding debt securities of each series affected by the modification or amendment consent to the modification or amendment.

However, the consent of the holder of each debt security affected (including the 2027 Notes, if applicable) will be required for any modification or amendment that: (i) changes the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, (ii) reduces the principal amount of, or the premium, if any, or interest, if any, on, any debt security, (iii) reduces the amount of principal of an original issue discount security payable upon acceleration of the maturity of the security, (iv) changes the place or currency of payment of principal of, or premium, if any, or interest, if any, on, any debt security, (v) impairs the right to institute suit for the enforcement of any payment on any debt security, or (vi) reduces the percentage in principal amount of debt securities of any series necessary to modify or amend the indenture or to waive compliance with various provisions of the indenture or to waive various defaults.

Without the consent of any holder of debt securities, including holders of 2027 Notes, we and the trustee may make modifications or amendments to the indenture in order to: (i) evidence the succession of another person to us and the assumption by that person of the covenants in the indenture; (ii) add to the covenants for the benefit of the holders; (iii) add additional events of default; (iv) permit or facilitate the issuance of securities in bearer form or uncertificated form; (v) add to, change, or eliminate any provision of the indenture in respect of a series of debt securities to be created in the future; (vi) secure the securities as required by “Restrictions on Secured Debt,”; (vii) establish the form or terms of securities of any series; (viii) evidence the appointment of a successor trustee, or (ix) cure any ambiguity, correct or supplement any provision which may be inconsistent with another provision, or make any other provision, provided that any action may not adversely affect the interests of holders of debt securities in any material respect.

The holders of at least 66 2/3% in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive compliance by us with various restrictive provisions of the indenture.

The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default with respect to that series, except: (i) a default in the payment of the principal of or premium, if any, or interest, if any, on any debt security of that series; or (ii) default in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series that would be affected.

Events of Default

Any one of the following are events of default under the indenture: (1) our failure to pay principal of or premium, if any, on any debt security of that series when due; (2) our failure to pay any interest on any debt security of that series when due, continued for 30 days; (3) our failure to deposit any sinking fund payment, when due, in respect of any debt security of that series; (4) our failure to perform any other of our covenants in the indenture, other than a covenant included in the indenture solely for the benefit of other series of debt securities, continued for 90 days after written notice as provided in the indenture; (5) certain events involving bankruptcy, insolvency or reorganization; and (6) any other event of default provided with respect to debt securities of that series.

If an event of default with respect to outstanding debt securities of any series will occur and be continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under some circumstances, rescind and annul the acceleration. For information as to waiver of defaults, see “Modification and Waiver” above.

During default, the trustee has a duty to act with the required standard of care. Otherwise, the indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders will have offered to the trustee reasonable indemnity. If the provisions for indemnification of the trustee have been satisfied, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

Consolidation, Merger and Sale of Assets

If the conditions below are met, we may, without the consent of any holders of 2027 Notes: (i) consolidate or merge with or into another entity, or (ii) transfer or lease our assets as an entirety to another entity.

We have agreed that we will engage in a consolidation, merger or transfer or lease of assets as an entirety only if: (i) the entity formed by the consolidation or into which we are merged or which acquires or leases our assets is a corporation, partnership or trust organized and existing under the laws of any United States jurisdiction and assumes our obligations on the debt securities and under the indenture, (ii) after giving effect to the transaction, no event of default would have happened and be continuing, and (iii) certain other conditions are met.

Notices

All notices to the holders of an interest in the 2027 Notes will be given by publication at least once in a newspaper in the English language of general circulation in London (which is expected to be the Financial Times) and, so long as the 2027 Notes are listed on the ISE and the rules of the ISE so require, in a newspaper of general circulation in Ireland (which is expected to be the Irish Times) or, if publication in London or Ireland is not practicable, publication may be made in another principal city in Europe in a newspaper of general circulation. Such notices will be deemed to have been given on the date of such publication, or if published on different dates, on the first date on which publication is made in any publication in which it is required. Couponholders will be deemed for all purposes to have notice of the contents of any notices given to the holders of the 2027 Notes in accordance with this paragraph.

The trustee will mail notices by first class mail, postage prepaid, to each registered holder’s last known address as it appears in the security register that the trustee maintains. The trustee will only mail these notices to the registered holder of the 2027 Notes, unless we reissue the 2027 Notes to you or your nominees in fully certificated form.

Governing Law

The indenture and the 2027 Notes for all purposes are governed by and will be construed in accordance with the laws of the State of New York.

2030 NOTES

Definitions of terms defined in this “2030 Notes” section of this registration statement will not apply to sections in which the other series of Registered Notes are described. The following statements are summaries of, and are qualified in their entirety by, the detailed provisions of the fiscal agency agreement and form of global note representing the 2030 Notes, copies of which are filed herewith as Exhibits 4.6 and 4.7, respectively.

General

The 2030 Notes were issued under a fiscal agency agreement (the “Fiscal Agency Agreement”), dated as of January 31, 2000, between the Company and Bank One, NA, acting through its London Branch as fiscal agent and principal paying agent and certain paying agents. The Bank of New York Mellon Trust Company N.A., as successor-in-interest to Bank One, NA, London Branch, currently serves as fiscal agent (the “Fiscal Agent”). The Bank of New York Mellon (London Branch), as successor-in-interest to Bank One, NA, London Branch, currently serves as principal paying agent. The Company initially issued £500 million aggregate principal amount of 2030 Notes, of which £310.529 million remain outstanding.

The 2030 Notes bear interest at the rate of 6.25% per annum payable annually in arrears on January 31 (an “Interest Payment Date”). If any Interest Payment Date would otherwise be a day which is not a Business Day (as defined below), the Interest Payment Date will be postponed to the next day which is a Business Day and no additional interest will be payable on account of such delayed payment. “Business Day” means any day, other than a Saturday or Sunday, on which banks in New York City and the relevant place of payment are open for business.

The first interest period began on January 31, 2000, and the most recent began on January 31, 2017.

The 2030 Notes are the general, direct, unsecured and unsubordinated obligations of the Company, ranking equally among themselves and equally with all other present and future unsecured and unsubordinated indebtedness of the Company. Neither the Fiscal Agency Agreement nor the 2030 Notes limit other indebtedness or securities which may be incurred or issued by the Company or its subsidiaries and contain no financial or similar restrictions on the Company or its subsidiaries except as described below under “Certain Covenants of the Company.”

The 2030 Notes were issued in British Pounds Sterling. 2030 notes issued in definitive form will be issued, if at all, in denominations of £1,000, £10,000 and £100,000 with interest coupons (the “coupons”) attached.

Redemption

The 2030 Notes may be redeemed, in whole but not in part, prior to maturity as set out below. Unless previously redeemed or repurchased and cancelled, the 2030 Notes will be payable at par including Additional Amounts, as described below, if any, on January 31, 2030 or such earlier date on which the same will be due and payable in accordance with the terms and conditions of the 2030 Notes; provided that if the maturity date of the 2030 Notes is not a Business Day, the 2030 Notes will be payable on the next succeeding Business Day (and no interest will accrue for the period from January 31, 2030 to such payment date).

Optional Redemption

The 2030 Notes may be redeemed, in whole but not in part, at any time at the option of the Company, on giving not less than 30 nor more than 60 days’ notice in accordance with “Notices” below, at a price equal to the greater of the following, together with interest accrued and unpaid up to, but excluding, the date of redemption:

(a) 100% of the principal amount of the 2030 Notes; and

(b) that price (the “Redemption Price”), expressed as a percentage (rounded to three decimal places, 0.0005 being rounded down), at which the Gross Redemption Yield (as defined below) on the 2030 Notes, if they were to be purchased at such price on the third dealing day prior to the date of the publication of the notice of redemption, would be equal to the Gross Redemption Yield on such dealing day of 6% Treasury Stock 2028 or, if such stock is no longer in issue, of such other United Kingdom government stock as the Company, with the advice of three leading brokers operating in the gilt-edged market and/or gilt-edged market makers selected by the Company, will determine to be appropriate (the “Reference Stock”) on the basis of the middle market price of the Reference Stock prevailing at 11:00 a.m. on such dealing day as determined by J.P. Morgan Securities Ltd.

Upon the expiry of such notice, the Company will be bound to redeem the 2030 Notes at the price set forth above (including interest accrued and unpaid up to, but excluding, the date of redemption).

The “Gross Redemption Yield” on the 2030 Notes and on the Reference Stock will be expressed as a percentage and will be calculated on the basis indicated by the Joint Index and Classification Committee of the Institute and Faculty of Actuaries as reported in the Journal of the Institute of Actuaries, Vol. 105, Part I, 1978, page 18 or its successor publication.

Redemption for Tax Reasons

The 2030 Notes also may be redeemed at the option of the Company, in whole but not in part, at a redemption price equal to 100% of the principal amount of the 2030 Notes to be redeemed, together with interest accrued and unpaid to the date fixed for redemption, at any time, on giving not less than 30 nor more than 60 days’ notice in accordance with “Notices” below (which notice will be irrevocable), if (a) the Company has or will become obligated to pay Additional Amounts as a result of any change in or amendment to the laws, regulations or rulings of the United States or any political subdivision or any taxing authority thereof or therein affecting taxation, or any change in or amendment to an official application, interpretation, administration or enforcement of such laws, regulations or rulings (including a holding by a court of competent jurisdiction in the United States), or (b) any action will have been taken by any taxing authority, or any action has been brought in a court of competent jurisdiction, in the United States or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (a) above (whether or not such action was taken or brought with respect to the Company) or any change, clarification, amendment, application or interpretation of such laws, regulations or rulings will be officially proposed, which results in a substantial likelihood that the Company will be required to pay Additional Amounts on the next Interest Payment Date; provided, however, that no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Company would be, in the case of a redemption for the reasons specified in (a) above, or there would be a substantial likelihood that the Company would be, in the case of a redemption for the reasons specified in (b) above, obligated to pay such Additional Amounts if a payment in respect of the 2030 Notes were then due.

Special Tax Redemption

In addition, if the Company determines, based upon a written opinion of independent legal counsel of recognized standing, that any payment made outside the United States by the Company or any paying agent (acting as agent for the Company and not as agent for the beneficial owner of a 2030 Note or coupon) of the full amount of principal or interest due with respect to any 2030 Note or coupon would, under any present or future laws or regulations of the United States, be subject to any certification, identification, documentation, information or other reporting requirement of any kind, the effect of which is the disclosure to the Company, any paying agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such 2030 Note or coupon who is a United States Alien (as defined under “Payment of Additional Amounts”) (other than such a requirement (a) which would not be applicable to payment made by the Company or any one of its paying agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, (b) which can be satisfied by the holder who is not the beneficial owner thereof or the custodian, nominee or other agent certifying that the beneficial owner is a United States Alien, (c) which would be applicable only to a payment by a custodian, nominee or other agent of the beneficial owner to the beneficial owner, or (d) which would be applicable to a payment to any custodian, nominee, or other agent of the beneficial owner who is a United States person or a U.S. Controlled Person; provided that in each case referred to in clauses (a)(ii) and (b), payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement other than any such requirement which is imposed on a custodian, nominee, or other agent described in clause (d)) the Company at its election will either (x) redeem all of the 2030 Notes, upon not less than 30 nor more than 60 days’ prior notice as described under “Notices” below, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest to the redemption date, or (y) if and so long as the certification, identification, documentation, information or other reporting requirements referred to in this paragraph would be fully satisfied with respect to the 2030 Notes by payment of United States withholding, backup withholding or similar tax, pay such Additional Amounts as are necessary in order that, following the effective date of such requirements, every net payment made outside the United States by the Company or any paying agent of the principal of and interest on a 2030 Note or a coupon appertaining thereto to a beneficial owner who is a United States Alien (but without any requirement that the nationality, residence or identity (as distinguished from status as a United States Alien) of the beneficial owner be disclosed to the Company, any paying agent or any United States governmental authority), after deduction or withholding for or on account of such United States withholding, backup withholding or similar tax (other than a withholding, backup withholding or similar tax which would not be applicable in the circumstances referred to in the second parenthetical clause of the first sentence of this paragraph) but before deduction or withholding on account of any tax, duty, assessment or other governmental charge described in (a) through (h) of the first paragraph under “Payment of Additional Amounts”, will not be less than the amount provided in the 2030 Note or the coupon to be then due and payable. The Company will make such determination and election and notify the Fiscal Agent as soon as practicable, and the Fiscal Agent will promptly give notice of such determination in the manner provided under “Notices” below (the “Determination Notice”) stating the effective date of such certification, identification, documentation, information or other reporting requirement, whether the Company will redeem the 2030 Notes or will pay the Additional Amounts specified in this paragraph and (if applicable) the last date by which the redemption of the 2030 Notes must take place. If the Company elects to redeem the 2030 Notes, such redemption will take place on such date, not later than one year after publication of the Determination Notice, as the Company elects by notice in writing to the Fiscal Agent at least 60 days before such date, unless shorter notice is acceptable to the Fiscal Agent. Notwithstanding the foregoing, the Company will not so redeem the 2030 Notes if the Company, based upon a written opinion of independent legal counsel of recognized standing, subsequently determines, not less than 30 days prior to the redemption date that subsequent payments would not be subject to any such requirement, in which case the Company will notify the Fiscal Agent in writing, and the Fiscal Agent will promptly give notice to the holders of the 2030 Notes of that determination and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in clause (y) above to pay Additional Amounts, (A) the Company may, as long as the Company is obligated to pay such Additional Amounts, redeem all of the 2030 Notes, at any time, upon not less than 30 nor more than 60 days’ prior notice as described under “Notices” below, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest to the redemption date but without deduction for applicable United States withholding taxes with respect to which the Company is obligated to pay Additional Amounts and (B) if the condition specified in clause (y) above is no longer satisfied, the Company will redeem all of the 2030 Notes in accordance with the provisions of this paragraph.

Payment of Additional Amounts

All payments of principal and interest in respect of the 2030 Notes or coupons will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United States or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law. In the event such withholding or deduction is required by law, subject to the limitations set forth below, the Company will pay as additional interest on the 2030 Notes or coupons to the holder or beneficial owner of any 2030 Note or coupon who is a United States Alien such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment by the Company or any paying agent of principal of or interest on the 2030 Notes or coupons (including upon redemption), after deduction or withholding for or on account of any present or future tax, duty, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such 2030 Note or coupon to be then due and payable before any such tax, duty, assessment or other governmental charge; provided, however, that the foregoing obligation to pay Additional Amounts will not apply to:

(a) any tax, duty, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein, (ii) the failure of such holder or beneficial owner to comply with any requirement under United States income tax laws and regulations to establish entitlement to a partial or complete exemption from such tax, duty, assessment or other governmental charge (other than any such exemption which is conditioned upon the disclosure to the Company, any paying agent or governmental authority of the nationality, residence or identity of the beneficial owner of the 2030 Note or coupon), or (iii) such holder’s or beneficial owner’s present or former status as a personal holding company or a foreign personal holding company with respect to the United States, as a controlled foreign corporation with respect to the United States, as a passive foreign investment company with respect to the United States, as a foreign tax exempt organization with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax;

(b) any tax, duty, assessment or other governmental charge imposed by reason of the holder or beneficial owner (i) owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company, (ii) being a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, or (iii) being a controlled foreign corporation with respect to the United States that is related to the Company by stock ownership;

(c) any tax, duty, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder or beneficial owner of such 2030 Note or coupon for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice is given to holders, whichever occurs later, except to the extent that the holder or beneficial owner would have been entitled to such Additional Amounts on presenting such 2030 Note or coupon on any date during such 10-day period;

(d) any estate, inheritance, gift, sales, transfer, personal property, wealth, interest equalization or any similar tax, assessment or governmental charge;

(e) any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of or interest on such 2030 Note or coupon;

(f) any tax, duty, assessment or other governmental charge which is payable by a holder that is not the beneficial owner of the 2030 Note or the coupon, or a portion of either, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an Additional Amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(g) any tax, duty, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any 2030 Note or coupon, if such payment can be made without such withholding by any other paying agent; or

(h) any combination of items (a), (b), (c), (d), (e), (f) and (g).

For purposes of the foregoing, the holding of or the receipt of any payment with respect to a 2030 Note or a coupon will not constitute a connection between the holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States.

Any reference herein to principal or interest will be deemed to refer to Additional Amounts which may be payable under the provisions of this section.

Except as specifically provided in the 2030 Notes, the Company will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

“United States Alien” means any corporation, partnership, individual or fiduciary that, as to the United States, is (i) a foreign corporation, (ii) a nonresident alien individual, (iii) a nonresident alien fiduciary of a foreign estate or trust, or (iv) a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

Certain Covenants of the Company

Restrictions on Secured Debt

If the Company or any Domestic Subsidiary will incur, assume or guarantee any Debt secured by a Mortgage of any Principal Domestic Manufacturing Property or on any shares of stock or debt of any Domestic Subsidiary, the Company will secure, or cause such Domestic Subsidiary to secure, the 2030 Notes then outstanding equally and ratably with (or prior to) such Debt, unless after giving effect thereto the aggregate amount of all such Debt so secured, together with all Attributable Debt of the Company and its Domestic Subsidiaries in respect of sale and leaseback transactions involving Principal Domestic Manufacturing Properties, would not exceed 5% of the Consolidated Net Tangible Assets of the Company and its consolidated subsidiaries. The restriction will not apply to, and there will be excluded in computing secured Debt for the purpose of such restriction, Debt secured by (a) Mortgages on property of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Domestic Subsidiary, (b) Mortgages in favor of the Company or a Domestic Subsidiary, (c) Mortgages in favor of U.S. governmental bodies to secure progress or advance payments, (d) Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation), purchase money Mortgages and construction cost Mortgages and (e) any extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (a) through (d), inclusive. The Fiscal Agency Agreement does not restrict the occurrence of unsecured debt by the Company or its subsidiaries.

Restrictions on Sales and Leasebacks

Neither the Company nor any Domestic Subsidiary may enter into any sale and leaseback transaction involving any Principal Domestic Manufacturing Property, the completion of construction and commencement of full operation of which has occurred more than 120 days prior thereto, unless (a) the Company or such Domestic Subsidiary could incur a lien on such property under the restrictions described above under “Restrictions on Secured Debt” in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the 2030 Notes then outstanding or (b) the Company, within 120 days, applies to the retirement of its Funded Debt an amount not less than the greater of (i) the net proceeds of the sale of the Principal Domestic Manufacturing Property leased pursuant to such arrangement or (ii) the fair value of the Principal Domestic Manufacturing Property so leased (subject to credits for certain voluntary retirements of Funded Debt). This restriction will not apply to any sale and leaseback transaction (a) between the Company and a Domestic Subsidiary or between Domestic Subsidiaries or (b) involving the taking back of a lease for a period of less than three years.

Certain Definitions

The term “Attributable Debt” means the total net amount of rent (discounted at 10% per annum compounded annually) required to be paid during the remaining term of any lease.

The term “Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any amount thereof constituting Funded Debt by reason of being renewable or extendible) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

The term “Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

The term “Domestic Subsidiary” means a subsidiary of the Company except a subsidiary which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States or which is engaged primarily in financing the operations of the Company and its subsidiaries outside the United States.

The term “Funded Debt” means Debt having a maturity of, or by its terms extendible or renewable at the option of the borrower for, a period of more than 12 months after the date of determination of the amount thereof.

The term “Mortgage’’ means pledges, mortgages and other liens.

The term “Principal Domestic Manufacturing Property” means any facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for manufacturing or processing, located in the United States, owned or leased by the Company or a subsidiary of the Company and having a gross book value in excess of 3/4 of 1% of Consolidated Net Tangible Assets, other than any such facility or portion thereof (i) which is a pollution control or other facility financed by obligations issued by a State or local governmental unit pursuant to Section 103(b)(4)(E), 103(b)(4)(F) or 103(b)(6) of the Internal Revenue Code of 1954, or any successor provision thereof, or (ii) which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its subsidiaries as an entirety.

The term “subsidiary of the Company” means a corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company and/or one or more subsidiaries of the Company.

The term “U.S. Controlled Person” means a controlled foreign corporation for U.S. federal income tax purposes, a foreign person 50% or more of whose gross income from certain specified periods is effectively connected with its conduct of a United States trade or business, or a foreign partnership if, at any time during the taxable year, at least 50% of the capital or income interest in the partnership is owned by United States persons, or the partnership is engaged in a U.S. trade or business.

Meetings of Holders and Waivers of Covenants

The Fiscal Agency Agreement provides that the Company may, upon the notice specified in the Fiscal Agency Agreement, call a meeting of holders of 2030 Notes for the purpose of obtaining a waiver of any covenant or condition set forth above under “Certain Covenants of the Company” or to modify or amend the Fiscal Agency Agreement or the 2030 Notes. Persons entitled to vote a majority in principal amount of the 2030 Notes outstanding will constitute a quorum at a meeting of holders of 2030 Notes except as hereinafter provided. In the absence of a quorum, a meeting called by the Company will he adjourned for a period of not less than 10 days, and in the absence of a quorum at any such adjourned meeting, the meeting will be further adjourned for another period of not less than 10 days, at which further adjourned meeting persons entitled to vote 25% of the principal amount of the 2030 Notes at the time outstanding will constitute a quorum. Any action which may be taken by the meeting of holders of 2030 Notes requires a favorable vote of the holders of the lesser of (i) a majority in principal amount of the outstanding 2030 Notes and (ii) 75% in principal amount of the 2030 Notes represented and voting at the meeting; provided that without the consent of the holder of each 2030 Note affected thereby, no modification, amendment or waiver of the Fiscal Agency Agreement or the 2030 Notes may (a) waive a default in the payment of the principal of or interest on any such 2030 Note, or change the stated maturity of the principal of or any installment of interest on any such 2030 Note; (b) reduce the principal amount of or the rate of interest on any such 2030 Note or change the obligation of the Company to pay Additional Amounts with respect to such 2030 Note; (c) change the currency of payment of principal of or interest on any such 2030 Note (including any Additional Amount in respect. thereof); (d) impair the right to institute suit for the enforcement of any such payment on or with respect to any such 2030 Note; (e) reduce the percentage of the aggregate amount of 2030 Notes outstanding necessary to modify or amend the Fiscal Agency Agreement or the 2030 Notes or reduce the percentage of votes required for the adoption of any action at a meeting of holders of 2030 Notes; or (f) modify the obligation of the Company to maintain an office or agency outside the United States for the purposes specified in the Fiscal Agency Agreement.

Events of Default

The 2030 Notes define an Event of Default with respect to the 2030 Notes as being any one of the following events: (a) failure to pay principal of any 2030 Note when due; (b) failure to pay any interest on any 2030 Note or any Additional Amount in respect of any 2030 Note when due, continued for 30 days; (c) failure to perform any other covenant of the Company in the Fiscal Agency Agreement, continued for 90 days after written notice as provided in the Fiscal Agency Agreement; and (d) certain events in bankruptcy, insolvency or reorganization.

If an Event of Default (other than an Event of Default specified in clause (c) of the preceding paragraph) will occur and be continuing, then a holder of any 2030 Note may declare the principal amount of such 2030 Note and interest thereon to be immediately due and payable. If an Event of Default will occur and be continuing, the Holders of at least 25% in principal amount of the outstanding 2030 Notes may declare the principal amount of all the 2030 Notes and interest thereon to be due and payable immediately. At any time after a declaration of acceleration with respect to the 2030 Notes has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in principal amount of the outstanding 2030 Notes may, under certain circumstances, rescind and annul such acceleration. For information as to waiver of defaults, see “Meetings of Holders and Waivers of Covenants.”

Consolidation, Merger and Sale of Assets

The Company, without the consent of any Holders of 2030 Notes, may consolidate or merge with or into, or transfer or lease its assets as an entirety to, any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof (a “Person”), provided that (i) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or which acquires or leases the assets of the Company substantially as an entirety is organized and existing under the law of any United States jurisdiction and assumes the Company’s obligations on the 2030 Notes and under the Fiscal Agency Agreement, (ii) after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, will have happened and be continuing, and (iii) certain other conditions are met.

Applicable Law

The Fiscal Agency Agreement and the 2030 Notes are governed by and will be construed in accordance with the laws of the State of New York.

Notices

All notices to the holders of an interest in the 2030 Notes will be given by publication at least once in a newspaper in the English language of general circulation in London (which is expected to be the Financial Times) and, so long as the 2030 Notes are listed on the LuxSE and the rules of the LuxSE so require, in a newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, if publication in London or Luxembourg is not practicable, publication may be made in another principal city in Europe in a newspaper of general circulation. Such notices will be deemed to have been given on the date of such publication, or if published on different dates, on the first date on which publication is made in any publication in which it is required. Couponholders will be deemed for all purposes to have notice of the contents of any notices given to the Noteholders in accordance with this paragraph.

Until such time as any 2030 Notes are issued in definitive form, there may, so long as a global form of 2030 Note is held in its entirety on behalf of a Clearing System (as defined below), be substituted for such publication in London, the delivery of the relevant notice to the Clearing System for communication by them to the persons shown in their records as having interests in such global note credited to them and any such notices will be deemed to have been given on the seventh day after delivery to the Clearing Systems; provided that the foregoing will not relieve the Company of its obligation to publish any notices in a newspaper of general circulation in Luxembourg so long as the 2030 Notes are listed on the LuxSE and the rules of the LuxSE so require such publication.

2033 NOTES

Definitions of terms defined in this “2033 Notes” section of this registration statement will not apply to sections in which the other series of Registered Notes are described. The following statements are summaries of, and are qualified in their entirety by, the detailed provisions of the fiscal agency agreement and global form of global note representing the 2033 Notes, copies of which are filed herewith as Exhibits 4.8 and 4.9, respectively.

General

The 2033 notes were issued under a fiscal agency agreement (the “Fiscal Agency Agreement”), dated as of December 4, 2002, between the Company and Bank One, NA, acting through its London Branch as fiscal agent and principal paying agent and certain paying agents. The Bank of New York Mellon Trust Company N.A., as successor-in-interest to Bank One, NA, London Branch, currently serves as fiscal agent (the “Fiscal Agent”). The Bank of New York Mellon (London Branch), as successor-in-interest to Bank One, NA, London Branch, currently serves as principal paying agent. The Company initially issued £200 million aggregate principal amount of 2033 Notes, all of which remain outstanding.

The 2033 Notes bear interest from, and including, December 4, 2002 at the rate of 5.25% per annum payable annually in arrears on January 19th (an “Interest Payment Date”). If any Interest Payment Date would otherwise be a day which is not a Business Day (as defined below), the Interest Payment Date will be postponed to the next day which is a Business Day and no additional interest will be payable on account of such delayed payment. “Business Day” means any day, other than a Saturday or Sunday, on which banks in New York City and the relevant place of payment are open for business.

The first interest period began on December 4, 2002, and the most recent began on December 4, 2016.

The 2033 Notes are general, direct, unsecured and unsubordinated obligations of the Company, ranking equally among themselves and equally with all other present and future unsecured and unsubordinated indebtedness of the Company. Neither the Fiscal Agency Agreement nor the 2033 Notes will limit other indebtedness or securities which may be incurred or issued by the Company or its subsidiaries and will contain no financial or similar restrictions on the Company or its subsidiaries except as described below under “Certain Covenants of the Company.”

The 2033 Notes were issued in British Pounds Sterling. 2033 Notes issued in definitive form will be issued, if at all, in denominations of £1,000, £10,000 and £100,000 with interest coupons (the “coupons”) attached.

Redemption

The 2033 Notes may be redeemed, in whole but not in part, prior to maturity as set out below. Unless previously redeemed or repurchased and cancelled, the 2033 Notes will be payable at par including Additional Amounts, as described below, if any, on January 19, 2033 or such earlier date on which the same will be due and payable in accordance with the terms and conditions of the 2033 Notes; provided that if the maturity date of the 2033 Notes is not a Business Day, the 2033 Notes will be payable on the next succeeding Business Day (and no interest will accrue for the period from January 19 to such payment date).

Optional Redemption

The 2033 Notes may be redeemed, in whole but not in part, at any time at the option of the Company, on giving not less than 30 nor more than 60 days’ notice in accordance with “Notices” below, at a price equal to the greater of the following, together with interest accrued and unpaid up to, but excluding, the date of redemption:

(a) 100% of the principal amount of the 2033 Notes; and

(b) that price (the “Redemption Price”), expressed as a percentage (rounded to three decimal places, 0.0005 being rounded down), at which the Gross Redemption Yield (as defined below) on the 2033 Notes, if they were to be purchased at such price on the third dealing day prior to the date of the publication of the notice of redemption, would be equal to the Gross Redemption Yield on such dealing day of 4.25% Treasury Stock 2032 or, if such stock is no longer in issue, of such other United Kingdom government stock as the Company, with the advice of three leading brokers operating in the gilt-edged market and/or gilt-edged market makers selected by the Company, will determine to be appropriate (the “Reference Stock”) on the basis of the middle market price of the Reference Stock prevailing at 11:00 a.m. on such dealing day as determined by Deutsche Bank AG London.

Upon the expiry of such notice, the Company will be bound to redeem the 2033 Notes at the price set forth above (including interest accrued and unpaid up to, but excluding, the date of redemption).

The “Gross Redemption Yield” on the 2033 Notes and on the Reference Stock will be expressed as a percentage and will be calculated on the basis indicated by the Joint Index and Classification Committee of the Institute and Faculty of Actuaries as reported in the Journal of the Institute of Actuaries, Vol. 105, Part I, 1978, page 18 or its successor publication.

Redemption for Tax Reasons

The 2033 Notes also may be redeemed at the option of the Company, in whole but not in part, at a redemption price equal to 100% of the principal amount of the 2033 Notes to be redeemed, together with interest accrued and unpaid to the date fixed for redemption, at any time, on giving not less than 30 nor more than 60 days’ notice in accordance with “Notices” below (which notice will be irrevocable), if (a) the Company has or will become obligated to pay Additional Amounts as a result of any change in or amendment to the laws, regulations or rulings of the United States or any political subdivision or any taxing authority thereof or therein affecting taxation, or any change in or amendment to an official application, interpretation, administration or enforcement of such laws, regulations or rulings (including a holding by a court of competent jurisdiction in the United States), or (b) any action will have been taken by any taxing authority, or any action has been brought in a court of competent jurisdiction, in the United States or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (a) above (whether or not such action was taken or brought with respect to the Company) or any change, clarification, amendment, application or interpretation of such laws, regulations or rulings will be officially proposed, which results in a substantial likelihood that the Company will be required to pay Additional Amounts on the next Interest Payment Date; provided, however, that no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Company would be, in the case of a redemption for the reasons specified in (a) above, or there would be a substantial likelihood that the Company would be, in the case of a redemption for the reasons specified in (b) above, obligated to pay such Additional Amounts if a payment in respect of the 2033 Notes were then due.

Special Tax Redemption

In addition, if the Company determines, based upon a written opinion of independent legal counsel of recognized standing, that any payment made outside the United States by the Company or any paying agent (acting as agent for the Company and not as agent for the beneficial owner of a 2033 Note or coupon) of the full amount of principal or interest due with respect to any 2033 Note or coupon would, under any present or future laws or regulations of the United States, be subject to any certification, identification, documentation, information or other reporting requirement of any kind, the effect of which is the disclosure to the Company, any paying agent or any governmental authority of the nationality, residence or identity (as distinguished from, for example, status as a United States Alien as defined under “Payment of Additional Amounts”) of a beneficial owner of such 2033 Note or coupon who is a United States Alien (other than such a requirement which (a) would not be applicable to payment made by the Company or any one of its paying agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, (b) can be satisfied by the holder who is not the beneficial owner thereof or the custodian, nominee or other agent certifying that the beneficial owner is a United States Alien, (c) would be applicable only to a payment by a custodian, nominee or other agent of the beneficial owner to the beneficial owner, or (d) would be applicable to a payment to any custodian, nominee, or other agent of the beneficial owner who is a United States person or a U.S. Controlled Person; provided that in each case referred to in clauses (a)(ii) and (b), payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement other than any such requirement which is imposed on a custodian, nominee, or other agent described in clause (d)) the Company at its election will either (x) redeem all of the 2033 Notes, upon not less than 30 nor more than 60 days’ prior notice as described under “Notices” below, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest to the redemption date, or (y) if and so long as the certification, identification, documentation, information or other reporting requirements referred to in this paragraph would be fully satisfied with respect to the 2033 Notes by payment of a United States withholding, backup withholding or similar tax, pay such Additional Amounts as are necessary in order that, following the effective date of such requirements, every net payment made outside the United States by the Company or any paying agent of the principal of and interest on a 2033 Note or a coupon appertaining thereto to a beneficial owner who is a United States Alien (but without any requirement that the nationality, residence or identity (as distinguished from, for example, status as a United States Alien) of the beneficial owner be disclosed to the Company, any paying agent or any United States governmental authority), after deduction or withholding for or on account of such United States withholding, backup withholding or similar tax (other than a withholding, backup withholding or similar tax which would not be applicable in the circumstances referred to in the second parenthetical clause of the first sentence of this paragraph) but before deduction or withholding on account of any tax, duty, assessment or other governmental charge described in (a) through (j) of the first paragraph under “Payment of Additional Amounts”, will not be less than the amount provided in the 2033 Note or the coupon to be then due and payable. The Company will make such determination and election and notify the Fiscal Agent as soon as practicable, and the Fiscal Agent will promptly give notice of such determination in the manner provided under “Notices” below (the “Determination Notice”) stating the effective date of such certification, identification, documentation, information or other reporting requirement, whether the Company will redeem the 2033 Notes or will pay the Additional Amounts specified in this paragraph and (if applicable) the last date by which the redemption of the 2033 Notes must take place. If the Company elects to redeem the 2033 Notes, such redemption will take place on such date, not later than one year after publication of the Determination Notice, as the Company elects by notice in writing to the Fiscal Agent at least 60 days before such date, unless shorter notice is acceptable to the Fiscal Agent. Notwithstanding the foregoing, the Company will not so redeem the 2033 Notes if the Company, based upon a written opinion of independent legal counsel of recognized standing, subsequently determines, not less than 30 days prior to the redemption date, that subsequent payments would not be subject to any such requirement, in which case the Company will notify the Fiscal Agent in writing, and the Fiscal Agent will promptly give notice to the holders of the 2033 Notes of that determination and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in clause (y) above to pay Additional Amounts, (A) the Company may, as long as the Company is obligated to pay such Additional Amounts, redeem all of the 2033 Notes, at any time, upon not less than 30 nor more than 60 days’ prior notice as described under “Notices” below, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest to the redemption date but without deduction for applicable United States withholding taxes with respect to which the Company is obligated to pay Additional Amounts and (B) if the condition specified in clause (y) above is no longer satisfied, the Company will redeem all of the 2033 Notes in accordance with the provisions of this paragraph.

Payment of Additional Amounts

All payments of principal and interest in respect of the 2033 Notes or coupons will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United States or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law. In the event such withholding or deduction is required by law, subject to the limitations set forth below, the Company will pay as additional interest on the 2033 Notes or coupons to the holder or beneficial owner of any 2033 Note or coupon who is a United States Alien such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment by the Company or any paying agent of principal of or interest on the 2033 Notes or coupons (including upon redemption), after deduction or withholding for or on account of any present or future tax, duty, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such 2033 Note or coupon to be then due and payable before any such tax, duty, assessment or other governmental charge; provided, however, that the foregoing obligation to pay Additional Amounts will not apply to:

(a) any tax, duty, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member, shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein, (ii) the failure of such holder or beneficial owner to comply with any requirement under United States income tax laws and regulations to establish entitlement to a partial or complete exemption from such tax, duty, assessment or other governmental charge (other than any such exemption which is conditioned upon the disclosure to the Company, any paying agent or any governmental authority of the nationality, residence or identity of the beneficial owner of the 2033 Note or coupon), or (iii) such holder or beneficial owner being or having been with respect to the United States a personal holding company, a foreign personal holding company, a controlled foreign corporation, a passive foreign investment company, a foreign private foundation, a foreign tax exempt organization or a corporation which accumulates earnings to avoid United States federal income tax;

(b) any tax, duty, assessment or other governmental charge imposed by reason of the holder or beneficial owner (i) owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company, (ii) being a bank receiving interest described in section 881(c)(3)(A) of the United States Internal Revenue Code of 1986, as amended or (iii) being a controlled foreign corporation with respect to the United States that is related to the Company by stock ownership;

(c) any tax, duty, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder or beneficial owner of such 2033 Note or coupon for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice is given to holders, whichever occurs later, except to the extent that the holder or beneficial owner would have been entitled to such Additional Amounts on presenting such 2033 Note or coupon on any date during such 10-day period;

(d) any estate, inheritance, gift, sales, transfer, personal property, wealth, interest equalization or any similar tax, assessment or governmental charge;

(e) any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of or interest on such 2033 Note or coupon;

(f) any tax, duty, assessment or other governmental charge which is payable by a holder that is not the beneficial owner of the 2033 Note or the coupon, or a portion of either, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an Additional Amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(g) any tax, duty, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any 2033 Note or coupon, if such payment can be made without such withholding by any other paying agent;

(h) any tax, duty, assessment or other governmental charge required to be withheld or deducted where such withholding or deduction is imposed on a payment to an individual pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th-27th November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;

(i) any tax, duty, assessment or other governmental charge that would not have been imposed in respect of any 2033 Note or coupon if such 2033 Note or coupon had been presented to another paying agent in a Member State of the European Union; or

(j) any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and (i).

For purposes of the foregoing, the holding of or the receipt of any payment with respect to a 2033 Note or a coupon will not constitute a connection between the holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States.

Any reference herein to principal or interest will be deemed to refer to Additional Amounts which may be payable under the provisions of this section.

Except as specifically provided in the 2033 Notes, the Company will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

“United States Alien” means a person that is not a “United States person.”

“United States person” means any citizen or resident of the United States, a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof (other than any partnership treated as foreign under Regulations that may be promulgated), an estate that is subject to United States federal income taxation without regard to the source of its income, or a trust that is subject to the primary supervision of a court within the United States and the control of a United States person or that has a valid election in effect under applicable Regulations to be treated as a “United States person.”

Certain Covenants of the Company

Restrictions on Secured Debt

If the Company or any Domestic Subsidiary will incur, assume or guarantee any Debt secured by a Mortgage of any Principal Domestic Manufacturing Property or on any shares of stock or debt of any Domestic Subsidiary, the Company will secure, or cause such Domestic Subsidiary to secure, the 2033 Notes then outstanding equally and ratably with (or prior to) such Debt, unless after giving effect thereto the aggregate amount of all such Debt so secured, together with all Attributable Debt of the Company and its Domestic Subsidiaries in respect of sale and leaseback transactions involving Principal Domestic Manufacturing Properties, would not exceed five percent of the Consolidated Net Tangible Assets of the Company and its consolidated subsidiaries. The restriction will not apply to, and there will be excluded in computing secured Debt for the purpose of such restriction, Debt secured by (a) Mortgages on property of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Domestic Subsidiary, (b) Mortgages in favor of the Company or a Domestic Subsidiary, (c) Mortgages in favor of U.S. governmental bodies to secure progress or advance payments, (d) Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation), purchase money Mortgages and construction cost Mortgages and (e) any extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (a) through (d), inclusive. The Fiscal Agency Agreement does not restrict the occurrence of unsecured debt by the Company or its subsidiaries.

Restrictions on Sales and Leasebacks

Neither the Company nor any Domestic Subsidiary may enter into any sale and leaseback transaction involving any Principal Domestic Manufacturing Property, the completion of construction and commencement of full operation of which has occurred more than 120 days prior thereto, unless (a) the Company or such Domestic Subsidiary could incur a lien on such property under the restrictions described above under “Restrictions on Secured Debt” in an amount equal to the Attributable Debt with respect to that sale and leaseback transaction without equally and ratably securing the 2033 Notes then outstanding or (b) the Company, within 120 days, applies to the retirement of its Funded Debt an amount not less than the greater of (i) the net proceeds of the sale of the Principal Domestic Manufacturing Property leased pursuant to such arrangement or (ii) the fair value of the Principal Domestic Manufacturing Property so leased (subject to credits for certain voluntary retirements of Funded Debt). This restriction will not apply to any sale and leaseback transaction (a) between the Company and a Domestic Subsidiary or between Domestic Subsidiaries or (b) involving the taking back of a lease for a period of less than three years.

Certain Definitions

The term “Attributable Debt” means the total net amount of rent (discounted at 10% per annum compounded annually) required to be paid during the remaining term of any lease.

The term “Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any amount thereof constituting Funded Debt by reason of being renewable or extendible) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

The term “Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

The term “Domestic Subsidiary” means a subsidiary of the Company except a subsidiary which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States or which is engaged primarily in financing the operations of the Company and its subsidiaries outside the United States.

The term “Funded Debt” means Debt having a maturity of, or by its terms extendible or renewable at the option of the borrower for, a period of more than 12 months after the date of determination of the amount thereof.

The term “Mortgage” means pledges, mortgages and other liens.

The term “Principal Domestic Manufacturing Property” means any facility (together with the land on which it is created and fixtures comprising a part thereof) used primarily for manufacturing or processing, located in the United States, owned or leased by the Company or a subsidiary of the Company and having a gross book value in excess of 3/4 of 1% of Consolidated Net Tangible Assets, other than any such facility or portion thereof (i) which is a pollution control or other facility financed by obligations issued by a State or local governmental unit pursuant to Section 103(b)(4)(E), 103(b)(4)(F) or 103(b)(6) of the Internal Revenue Code of 1954, or any successor provision thereof, or (ii) which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its subsidiaries as an entirety.

The term “subsidiary of the Company” means a corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company and/or one or more subsidiaries of the Company.

The term “U.S. Controlled Person” means a controlled foreign corporation for U.S. federal income tax purposes, a foreign person 50% or more of whose gross income from certain specified periods is effectively connected with its conduct of a United States trade or business, or a foreign partnership if, at any time during the taxable year, at least 50% of the capital or income interest in the partnership is owned by United States persons, or the partnership is engaged in a U.S. trade or business.

Meetings of Holders and Waivers of Covenants

The Fiscal Agency Agreement provides that the Company may, upon the notice specified in the Fiscal Agency Agreement, call a meeting of holders of 2033 Notes for the purpose of obtaining a waiver of any covenant or condition set forth above under “Certain Covenants of the Company” or to modify or amend the Fiscal Agency Agreement or the 2033 Notes. Persons entitled to vote a majority in principal amount of the 2033 Notes outstanding will constitute a quorum at a meeting of holders of 2033 Notes except as hereinafter provided. In the absence of a quorum, a meeting called by the Company will be adjourned for a period of not less than 10 days, and in the absence of a quorum at any such adjourned meeting, the meeting will be further adjourned for another period of not less than 10 days, at which further adjourned meeting persons entitled to vote 25% of the principal amount of the 2033 Notes at the time outstanding will constitute a quorum. Any action which may be taken by the meeting of holders of 2033 Notes requires a favorable vote of the holders of the lesser of (i) a majority in principal amount of the outstanding 2033 Notes and (ii) 75% in principal amount of the 2033 Notes represented and voting at the meeting; provided that without the consent of the holder of each 2033 Note affected thereby, no modification, amendment or waiver of the Fiscal Agency Agreement or the 2033 Notes may (a) waive a default in the payment of the principal of or interest on any such 2033 Note, or change the stated maturity of the principal of or any installment of interest on any such 2033 Note; (b) reduce the principal amount of or the rate of interest on any such 2033 Note or change the obligation of the Company to pay Additional Amounts with respect to such 2033 Note; (c) change the currency of payment of principal of or interest on any such 2033 Note (including any Additional Amount in respect thereof); (d) impair the right to institute suit for the enforcement of any such payment on or with respect to any such 2033 Note; (e) reduce the percentage of the aggregate amount of 2033 Notes outstanding necessary to modify or amend the Fiscal Agency Agreement or the 2033 Notes or reduce the percentage of votes required for the adoption of any action at a meeting of holders of 2033 Notes; or (f) modify the obligation of the Company to maintain an office or agency outside the United States for the purposes specified in the Fiscal Agency Agreement.

Events of Default

The 2033 Notes define an Event of Default with respect to the 2033 Notes as being any one of the following events: (a) failure to pay principal of any 2033 Note when due; (b) failure to pay any interest on any 2033 Note or any Additional Amount in respect of any 2033 Note when due, continued for 30 days; (c) failure to perform any other covenant of the Company in the Fiscal Agency Agreement, continued for 90 days after written notice as provided in the Fiscal Agency Agreement; and (d) certain events in bankruptcy, insolvency or reorganization.

If an Event of Default (other than an Event of Default specified in clause (c) of the preceding paragraph) will occur and be continuing, then a holder of any 2033 Note may declare the principal amount of such 2033 Note and interest thereon to be immediately due and payable. If an Event of Default will occur and be continuing, the Holders of at least 25% in principal amount of the outstanding 2033 Notes may declare the principal amount of all the 2033 Notes and interest thereon to be due and payable immediately. At any time after a declaration of acceleration with respect to the 2033 Notes has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in principal amount of the outstanding 2033 Notes may, under certain circumstances, rescind and annul such acceleration. For information as to waiver of defaults, see “Meetings of Holders and Waivers of Covenants.”

Consolidation, Merger and Sale of Assets

The Company, without the consent of any Holders of 2033 Notes, may consolidate or merge with or into, or transfer or lease its assets as an entirety to, any person, provided that (i) the person (if other than the Company) formed by such consolidation or into which the Company is merged or which acquires or leases the assets of the Company substantially as an entirety is organized and existing under the law of any United States jurisdiction and assumes the Company’s obligations on the 2033 Notes and under the Fiscal Agency Agreement, (ii) after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, will have happened and be continuing, and (iii) certain other conditions are met.

Applicable Law

The Fiscal Agency Agreement and the 2033 Notes are governed by and will be construed in accordance with the laws of the State of New York.

Notices

All notices to the holders of an interest in the 2033 Notes will be given by publication at least once in a newspaper in the English language of general circulation in London (which is expected to be the Financial Times) and, so long as the 2033 Notes are listed on the LuxSE and the rules of the LuxSE so require, in a newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, if publication in London or Luxembourg is not practicable, publication may be made in another principal city in Europe in a newspaper of general circulation. Such notices will be deemed to have been given on the date of such publication, or if published on different dates, on the first date on which publication is made in any publication in which it is required. Couponholders will be deemed for all purposes to have notice of the contents of any notices given to the Noteholders in accordance with this paragraph.

Until such time as any 2033 Notes are issued in definitive form, there may, so long as a 2033 Note issued in global form is held in its entirety on behalf of a Clearing System (as defined below), be substituted for such publication in London, the delivery of the relevant notice to the Clearing System for communication by them to the persons shown in their records as having interests in such global note credited to them and any such notices will be deemed to have been given on the seventh day after delivery to the Clearing Systems; provided that the foregoing will not relieve the Company of its obligation to publish any notices in a newspaper of general circulation in Luxembourg so long as the 2033 Notes are listed on the LuxSE and the rules of the LuxSE so require such publication.

GLOBAL CLEARANCE AND SETTLEMENT

The Registered Notes have been issued in the form of one or more global notes (the “Global Notes”) in fully registered form, without coupons, and deposited with a common depositary (or its nominee) for, and in respect of interests held through, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg” and, together with Euroclear, the “Clearing Systems”).

Ownership of interests in the Global Notes (“Book-Entry Interests”) is limited to persons that have accounts with Euroclear or Clearstream, Luxembourg, as applicable (such persons being referred to as “Participants”), or persons that may hold interests through such Participants. In addition, transfers of Book-Entry Interests between Participants in Euroclear or Clearstream, Luxembourg will be effected by Euroclear or Clearstream, Luxembourg, as applicable, pursuant to customary procedures and subject to the applicable rules and procedures established by Euroclear or Clearstream, as applicable, and their respective Participants.

Except as set forth herein, the Global Notes may be transferred, in whole and not in part, only to Euroclear or Clearstream, Luxembourg or their respective nominees. No link has been or is expected to be established among The Depository Trust Company and Euroclear or Clearstream, Luxembourg with respect to the Notes.

Beneficial interests in the Global Notes are represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect Participants in Euroclear or Clearstream, Luxembourg. Investors may hold Registered Notes directly through Euroclear or Clearstream, Luxembourg, if they are Participants in such Clearing Systems, or indirectly through organizations that are Participants in such Clearing Systems.

Owners of beneficial interests in the Global Notes are not entitled to have Registered Notes registered in their names and, subject to certain exceptions and procedures, will not receive or be entitled to receive physical delivery of Registered Notes in definitive form. Except as provided below, beneficial owners are not considered the owners or holders of the Registered Notes under the applicable documents governing the terms of the Registered Notes. Accordingly, each beneficial owner must rely on the procedures of the Clearing Systems and, if such person is not a Participant of the Clearing Systems, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the applicable documents governing the terms of the Registered Notes. Under existing industry practices, if we request any action of holders or a beneficial owner desires to give or take any action which a holder is entitled to give or take under the applicable documents governing the terms of the Registered Notes, the Clearing Systems would authorize their Participants holding the relevant beneficial interests to give or take action and the Participants would authorize beneficial owners owning through the Participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the Clearing Systems to their Participants, by the Participants to indirect Participants and by the Participants and indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Item 2. Exhibits.

Exhibit No.	Description

4.1*	Fiscal Agency Agreement between The Procter & Gamble Company, JPMorgan Chase Bank, N.A., London Branch, as Fiscal Agent and Principal Paying Agent, and J. P. Morgan Bank (Ireland) plc, as Paying Agent, dated as of December 7, 2005

4.2*	Form of Global Note representing the 2020 Notes

4.3	Indenture, dated as of September 28, 1992, between The Procter & Gamble Company and The Bank of New York Trust Company, N.A. (as successor-in-interest to J.P. Morgan Trust Company, National Association), as trustee (incorporated by reference to Registration No. 33-43919 filed on November 13, 1991, as amended by Post-Effective Amendment No. 1 filed September 29, 1992)

4.4*	Agency Agreement between The Procter & Gamble Company, The Bank of New York Trust Company N.A., as Trustee, the Bank of New York, as Principal Paying Agent, and BNY Fund Services (Ireland) Limited, as Irish Paying Agent, dated as of May 11, 2007

4.5*	Form of Global Note representing the 2027 Notes

4.6*	Fiscal Agency Agreement between The Procter & Gamble Company, Bank One, NA, acting through its London Branch, as Fiscal Agent and Principal Paying Agent, and Paribas Luxembourg, as Paying Agent, dated as of January 31, 2000

4.7*	Form of Global Note representing the 2030 Notes

4.8*	Fiscal Agency Agreement between The Procter & Gamble Company, Bank One, NA, acting through its London Branch, as Fiscal Agent and Principal Paying Agent, and BNP Paribas Securities Services, Luxembourg branch, as Paying Agent, dated as of December 4, 2002

4.9*	Form of Global Note representing the 2033 Notes

*	Filed herewith

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE PROCTER & GAMBLE COMPANY

Date: November 3, 2017	By:	/s/ Sandra T. Lane
	Name:	Sandra T. Lane
	Title:	Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

4.1*	Fiscal Agency Agreement between The Procter & Gamble Company, JPMorgan Chase Bank, N.A., London Branch, as Fiscal Agent and Principal Paying Agent, and J. P. Morgan Bank (Ireland) plc, as Paying Agent, dated as of December 7, 2005

4.2*	Form of Global Note representing the 2020 Notes

4.3	Indenture, dated as of September 28, 1992, between The Procter & Gamble Company and The Bank of New York Trust Company, N.A. (as successor-in-interest to J.P. Morgan Trust Company, National Association), as trustee (incorporated by reference to Registration No. 33-43919 filed on November 13, 1991, as amended by Post-Effective Amendment No. 1 filed September 29, 1992)

4.4*	Agency Agreement between The Procter & Gamble Company, The Bank of New York Trust Company N.A., as Trustee, the Bank of New York, as Principal Paying Agent, and BNY Fund Services (Ireland) Limited, as Irish Paying Agent, dated as of May 11, 2007

4.5*	Form of Global Note representing the 2027 Notes

4.6*	Fiscal Agency Agreement between The Procter & Gamble Company, Bank One, NA, acting through its London Branch, as Fiscal Agent and Principal Paying Agent, and Paribas Luxembourg, as Paying Agent, dated as of January 31, 2000

4.7*	Form of Global Note representing the 2030 Notes

4.8*	Fiscal Agency Agreement between The Procter & Gamble Company, Bank One, NA, acting through its London Branch, as Fiscal Agent and Principal Paying Agent, and BNP Paribas Securities Services, Luxembourg branch, as Paying Agent, dated as of December 4, 2002

4.9*	Form of Global Note representing the 2033 Notes

*	Filed herewith